Exhibit 99.4

DLH HOLDINGS CORP. AND SUBSIDIARIES
 UNAUDITED PRO FORMA EBITDA
YEAR ENDED SEPTEMBER 30, 2018
(Amounts in thousands, except per share data)

We use Earnings Before Interest Tax Depreciation and Amortization (“EBITDA”) as supplemental non-GAAP measures of our performance. We define EBITDA as net income/(loss) adjusted to exclude (i) interest and other expenses, (ii) provision for or benefit from income taxes, if any, and (iii) depreciation and amortization.

This non-GAAP measure of our performance is used by DLH management to conduct and evaluate its business during its regular review of operating results for the periods presented. Management and the Company’s Board utilize this non-GAAP measure to make decisions about the use of the Company’s resources, analyze performance between periods, develop internal projections and measure management performance. We believe that this non-GAAP measure is useful to investors in evaluating the Company’s ongoing operating and financial results and understanding how such results compare with the Company’s historical performance. By providing this non-GAAP measure as a supplement to GAAP information, we believe we are enhancing investors’ understanding of our business and our results of operations.

Unaudited pro forma non-GAAP reconciliation for pro forma year ended September 30, 2018 (Amounts in thousands)	The Company	Social & Scientific Systems, Inc.	Completed & non-recurring SSS contracts	Pro Forma Adjustments	Pro Forma Combined
Pro forma GAAP net income/(loss)	$1,836	$2,942	$(1,348)	$(4,886)	$(1,456)
(i) Interest and other expense (income)	1,116	(15)	—	5,113	6,214
(ii) Provision (benefit) for taxes	5,830	—	—	(1,607)	4,223
(iii) Depreciation and amortization	2,242	—	—	5,598	7,840
Pro forma EBITDA	$11,024	$2,927	$(1,348)	$4,218	$16,821

Weighted average shares outstanding
Basic	11,881				11,881
Diluted	12,873				12,873

Please refer to the GAAP pro forma financial statements and notes included in Exhibit 99.3 herein. Weighted average shares outstanding shown in this table are consistent with the shares used for DLH pro forma earnings per share, calculated as required under GAAP.

DLH HOLDINGS CORP. AND SUBSIDIARIES
 UNAUDITED PRO FORMA EBITDA
SIX MONTHS ENDED March 31, 2019
(Amounts in thousands, except per share data)

We use Earnings Before Interest Tax Depreciation and Amortization (“EBITDA”) as a supplemental non-GAAP measure of our performance. We define EBITDA as net income/(loss) adjusted to exclude (i) interest and other expenses, (ii) provision for or benefit from income taxes, if any, (iii) depreciation and amortization, and (iv) G&A expenses - equity grants.

This non-GAAP measure of our performance is used by DLH management to conduct and evaluate its business during its regular review of operating results for the periods presented. Management and the Company’s Board utilize this non-GAAP measure to make decisions about the use of the Company’s resources, analyze performance between periods, develop internal projections and measure management performance. We believe that this non-GAAP measure is useful to investors in evaluating the Company’s ongoing operating and financial results and understanding how such results compare with the Company’s historical performance. By providing this non-GAAP measure as a supplement to GAAP information, we believe we are enhancing investors’ understanding of our business and our results of operations.

Unaudited pro forma non-GAAP reconciliation for pro forma six months ended March 31, 2019 (Amounts in thousands)	The Company	Social & Scientific Systems, Inc.	Completed & non-recurring SSS contracts	Pro Forma Adjustments	Pro Forma Combined
Pro forma GAAP net income/(loss)	$2,955	$1,593	$(580)	$(2,486)	$1,482
(i) Interest and other expense	721	45	—	2,383	3,149
(ii) Provision (benefit) for taxes	1,207	—	—	(603)	604
(iii) Depreciation and amortization	1,123	—	—	2,777	3,900
Pro forma EBITDA	$6,006	$1,638	$(580)	$2,071	$9,135

Weighted average shares outstanding
Basic	11,999				11,999
Diluted	13,030				13,030

Please refer to the GAAP pro forma financial statements and notes included in Exhibit 99.3 herein. Weighted average shares outstanding shown in this table are consistent with the shares used for DLH pro forma earnings per share, calculated as required under GAAP.